Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-221813) of our report dated September 26, 2017, relating to the financial statements of VectorVision, Inc. as of December 31, 2016 and 2015 and for the years then ended. We also consent to the reference to our firm under the caption “Experts”.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

December 21, 2017